Exhibit 99.1
ICU Medical, Inc. Announces Second Quarter 2020 Results
SAN CLEMENTE, Calif., August 10, 2020 (GLOBE NEWSWIRE) -- ICU Medical, Inc. (Nasdaq:ICUI), a leader in the development, manufacture and sale of innovative medical products used in infusion therapy and critical care applications, today announced financial results for the quarter ended June 30, 2020.

Second Quarter 2020 Results

Second quarter 2020 revenue was $303.4 million, compared to $312.3 million in the same period last year. GAAP gross profit for the second quarter of 2020 was $106.3 million, as compared to $103.9 million in the same period last year. GAAP gross margin for the second quarter of 2020 was 35%, as compared to 33% in the same period last year. GAAP net income for the second quarter of 2020 was $18.9 million, or $0.88 per diluted share, as compared to GAAP net income of $22.8 million, or $1.06 per diluted share, for the second quarter of 2019. Adjusted diluted earnings per share for the second quarter of 2020 were $1.65 as compared to $1.99 for the second quarter of 2019. Also, adjusted EBITDA was $58.1 million for the second quarter of 2020 as compared to $66.7 million for the second quarter of 2019.

Adjusted EBITDA and adjusted diluted earnings per share are measures calculated and presented on the basis of methodologies other than in accordance with GAAP. Please refer to the Use of Non-GAAP Financial Information following the financial statements herein for further discussion and reconciliations of these measures to GAAP measures.

Vivek Jain, ICU Medical’s Chief Executive Officer, said, “Second quarter results were generally in line with our expectations and reflected strong demand for our infusion pumps due to the COVID-19 pandemic.”

Revenues by product line for the three and six months ended June 30, 2020 and 2019 were as follows (in millions):

	Three months ended June 30,			Six months ended June 30,
Product Line	2020	2019	$ Change	2020	2019	$ Change
Infusion Consumables	$111.0	$117.7	$(6.7)	$234.5	$238.2	$(3.7)
Infusion Systems	91.1	81.3	9.8	179.5	165.6	13.9
IV Solutions*	89.2	102.6	(13.4)	193.5	215.8	(22.3)
Critical Care	12.1	10.7	1.4	24.5	23.6	0.9
	$303.4	$312.3	$(8.9)	$632.0	$643.2	$(11.2)
*IV Solutions includes $15.5 million and $29.0 million of contract manufacturing to Pfizer for the three and six months ended June 30, 2020, respectively, as compared to $23.0 million and $44.5 million for the same periods in the prior year.

Conference Call

The Company will host a conference call to discuss second quarter 2020 financial results on the Company, today at 4:30 p.m. EDT (1:30 p.m. PDT). The call can be accessed at (800) 936-9761, international (408) 774-4587, conference ID 4305099. The conference call will be simultaneously available by webcast, which can be accessed by going to the Company's website at icumed.com, clicking on the Investors tab, clicking on Event Calendar and clicking on the Webcast icon and following the prompts. The webcast will also be available by replay.

About ICU Medical, Inc.

ICU Medical, Inc. (Nasdaq:ICUI) develops, manufactures and sells innovative medical products used in infusion therapy, and critical care applications. ICU Medical's product portfolio includes IV smart pumps, sets, connectors, closed system transfer devices for hazardous drugs, sterile IV solutions, cardiac monitoring systems, along with pain management and safety software technology designed to help meet clinical, safety and workflow goals. ICU Medical is headquartered in San Clemente, California. More information about ICU Medical, Inc. can be found at www.icumed.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements contain words such as ''will,'' ''expect,'' ''believe,'' ''could,'' ''would,'' ''estimate,'' ''continue,'' ''build,'' ''expand'' or the negative thereof or comparable terminology, and may include (without limitation) information regarding the Company's expectations, goals or intentions regarding the future. These forward-looking statements are based on management's current expectations, estimates, forecasts and projections about the Company and assumptions management believes are reasonable, all of which are subject to risks and uncertainties that could cause actual results and events to differ materially from those stated in the forward-looking statements. These risks and uncertainties include, but are not limited to, decreased demand for the Company's products, decreased free cash flow, the inability to recapture conversion delays or part/resource shortages on anticipated timing, or at all, changes in product mix, increased competition from competitors, lack of growth or improving efficiencies, unexpected changes in the Company's arrangements with its largest customers and the impact of the ongoing COVID-19 pandemic on the Company and our financial results. Future results are subject to risks and uncertainties, including the risk factors, and other risks and uncertainties, described in the Company's filings with the Securities and Exchange Commission, which include those in the Company's most recent Annual Report on Form 10-K and our subsequent filings. Forward-looking statements contained in this press release are made only as of the date hereof, and the Company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

ICU MEDICAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	June 30, 2020	December 31, 2019
	(Unaudited)	(1)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$446,134	$268,670
Short-term investment securities	14,564	23,967
TOTAL CASH, CASH EQUIVALENTS AND SHORT-TERM INVESTMENT SECURITIES	460,698	292,637
Accounts receivable, net of allowance for doubtful accounts	197,775	202,219
Inventories	322,766	337,640
Prepaid income taxes	11,694	15,720
Prepaid expenses and other current assets	43,772	33,981
TOTAL CURRENT ASSETS	1,036,705	882,197
PROPERTY AND EQUIPMENT, net	454,824	456,085
OPERATING LEASE RIGHT-OF-USE ASSETS	49,712	34,465
GOODWILL	32,472	31,245
INTANGIBLE ASSETS, net	203,720	211,408
DEFERRED INCOME TAXES	28,776	27,998
OTHER ASSETS	52,853	48,984
TOTAL ASSETS	$1,859,062	$1,692,382
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$101,127	$128,629
Accrued liabilities	107,083	117,776
Short-term debt	150,000	—
Income tax payable	941	2,063
TOTAL CURRENT LIABILITIES	359,151	248,468
CONTINGENT EARN-OUT LIABILITY	20,000	17,300
OTHER LONG-TERM LIABILITIES	49,883	32,820
DEFERRED INCOME TAXES	2,091	2,091
INCOME TAX PAYABLE	16,140	14,459
COMMITMENTS AND CONTINGENCIES	—	—
STOCKHOLDERS’ EQUITY:
Convertible preferred stock, $1.00 par value Authorized—500 shares; Issued and outstanding— none	—	—
Common stock, $0.10 par value — Authorized, 80,000 shares; Issued — 20,937 shares at June 30, 2020 and 20,743 shares at December 31, 2019 and outstanding — 20,936 shares at June 30, 2020 and 20,742 shares at December 31, 2019	2,094	2,074
Additional paid-in capital	675,497	668,947
Treasury stock, at cost	(140)	(157)
Retained earnings	757,524	721,782
Accumulated other comprehensive loss	(23,178)	(15,402)
TOTAL STOCKHOLDERS' EQUITY	1,411,797	1,377,244
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,859,062	$1,692,382
______________________________________________________
(1) December 31, 2019 balances were derived from audited consolidated financial statements.

ICU MEDICAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(In thousands, except per share data)

	Three months ended June 30,		Six months ended June 30,
	2020	2019	2020	2019
TOTAL REVENUES	$303,379	$312,282	$631,986	$643,214
COST OF GOODS SOLD	197,095	208,413	404,287	404,042
GROSS PROFIT	106,284	103,869	227,699	239,172
OPERATING EXPENSES:
Selling, general and administrative	67,242	67,824	139,547	140,457
Research and development	10,279	11,199	21,025	24,022
Restructuring, strategic transaction and integration	6,482	37,041	18,789	61,433
Change in fair value of contingent earn-out	2,700	(39,500)	2,700	(47,200)
Contract settlement	25	1,039	25	3,822
TOTAL OPERATING EXPENSES	86,728	77,603	182,086	182,534
INCOME FROM OPERATIONS	19,556	26,266	45,613	56,638
INTEREST EXPENSE	(771)	(139)	(967)	(272)
OTHER INCOME (EXPENSE), net	2,053	1,479	(3,427)	4,670
INCOME BEFORE INCOME TAXES	20,838	27,606	41,219	61,036
PROVISION FOR INCOME TAXES	(1,930)	(4,773)	(5,477)	(7,205)
NET INCOME	$18,908	$22,833	$35,742	$53,831
NET INCOME PER SHARE
Basic	$0.91	$1.11	$1.72	$2.62
Diluted	$0.88	$1.06	$1.66	$2.50
WEIGHTED AVERAGE NUMBER OF SHARES
Basic	20,880	20,622	20,831	20,577
Diluted	21,506	21,520	21,545	21,546

Use of Non-GAAP Financial Information

This press release contains financial measures that are not calculated in accordance with U.S. generally accepted accounting principles ("GAAP"). The non-GAAP financial measures should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. There are material limitations in using these non-GAAP financial measures because they are not prepared in accordance with GAAP and may not be comparable to similarly titled non-GAAP financial measures used by other companies, including peer companies. Our management believes that the non-GAAP data provides useful supplemental information to management and investors regarding our performance and facilitates a more meaningful comparison of results of operations between current and prior periods. We use non-GAAP financial measures in addition to and in conjunction with GAAP financial measures to analyze and assess the overall performance of our business, in making financial, operating and planning decisions, and in determining executive incentive compensation. The non-GAAP financial measures included in this press release are adjusted EBITDA and adjusted diluted earnings per share ("Adjusted Diluted EPS").

Adjusted EBITDA excludes the following items from net income:

Interest, net: We exclude interest in deriving adjusted EBITDA as interest can vary significantly among companies depending on a company's level of income generating instruments and/or level of debt.

Stock compensation expense: Stock-based compensation is generally fixed at the time the stock-based instrument is granted and amortized over a period of several years. The value of stock options is determined using a complex formula that incorporates factors, such as market volatility, that are beyond our control. The value of our restricted stock awards is determined using the grant date stock price, which may not be indicative of our operational performance over the expense period. Additionally, in order to establish the fair value of performance-based stock awards, which are currently an element of our ongoing stock-based compensation, we are required to apply judgment to estimate the probability of the extent to which performance objectives will be achieved. Based on the above factors, we believe it is useful to exclude stock-based compensation in order to better understand our operating performance.

Intangible asset amortization expense: We do not acquire businesses or capitalize certain patent costs on a predictable cycle. The amount of purchase price allocated to intangible assets and the term of amortization can vary significantly and are unique to each acquisition. Capitalized patent costs can vary significantly based on our current level of development activities. We believe that excluding amortization of intangible assets provides the users of our financial statements with a consistent basis for comparison across accounting periods.

Depreciation expense: We exclude depreciation expense in deriving adjusted EBITDA because companies utilize productive assets of different ages and the depreciable lives can vary significantly resulting in considerable variability in depreciation expense among companies.

Restructuring, strategic transaction and integration: We incur restructuring and strategic transaction charges that result from events, which arise from unforeseen circumstances and/or often occur outside of the ordinary course of our ongoing business. Although these events are reflected in our GAAP financial statements, these unique transactions may limit the comparability of our ongoing operations with prior and future periods.

Change in fair value of contingent earn-out: We exclude the impact of certain amounts recorded in connection with business combinations. We exclude items that are either non-cash or not normal, recurring operating expenses due to their nature, variability of amounts, and lack of predictability as to occurrence and/or timing.

Contract settlement: Occasionally, we are involved in contract renegotiations that may result in one-time settlements. We exclude these settlements as they have no direct correlation to the operation of our ongoing business.

Supply chain restructuring: Occasionally, we incur charges that result from events, which arise from unforeseen circumstances and/or often occur outside of the ordinary course of our ongoing business. Although these events are reflected in our GAAP financial statements, these unique transactions may limit the comparability of our ongoing operations with prior and future periods.

Taxes: We exclude taxes in deriving adjusted EBITDA as taxes are deemed to be non-core to the business and may limit the comparability of our ongoing operations with prior and future periods and distort the evaluation of our normal operating performance.

Adjusted Diluted EPS excludes from diluted EPS, net of tax, intangible asset amortization expense, stock compensation expense, restructuring, strategic transaction and integration, change in fair value of contingent earn-out, contract settlement, and supply chain restructuring. The tax effect on the above adjustments is calculated using the specific tax rate applied to each adjustment based on the nature of the item/or the tax jurisdiction in which the item has been recorded.

From time to time in the future, there may be other items that we may exclude if we believe that doing so is consistent with the goal of providing useful information to investors and management.

The following tables reconcile our GAAP and non-GAAP financial measures:

ICU MEDICAL, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Financial Measures (Unaudited)
(In thousands)

	Adjusted EBITDA
	Three months Ended June 30,
	2020	2019
GAAP net income	$18,908	$22,833

Non-GAAP adjustments:
Interest, net	(161)	(1,565)
Stock compensation expense	5,410	6,229
Depreciation and amortization expense	21,618	18,764
Restructuring, strategic transaction and integration	6,482	37,041
Change in fair value of contingent earn-out	2,700	(39,500)
Contract settlement	1,210	1,808
Supply chain restructuring	—	16,349
Provision for income taxes	1,930	4,773
Total non-GAAP adjustments	39,189	43,899

Adjusted EBITDA	$58,097	$66,732

	Adjusted diluted earnings per share
	Three months ended June 30,
	2020	2019
GAAP diluted earnings per share	$0.88	$1.06

Non-GAAP adjustments:
Stock compensation expense	$0.25	$0.29
Amortization expense	$0.27	$0.19
Restructuring, strategic transaction and integration	$0.30	$1.72
Change in fair value of contingent earn-out	$0.13	$(1.84)
Contract settlement	$0.06	$0.08
Supply chain restructuring	$—	$0.76
Estimated income tax impact from adjustments	$(0.24)	$(0.27)
Adjusted diluted earnings per share	$1.65	$1.99

CONTACT:
ICU Medical, Inc.
Brian Bonnell, Chief Financial Officer
(949) 366-2183
ICR, Inc.
John Mills, Partner
(646) 277-1254